UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2009
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or other Jurisdiction of Incorporation)	1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
During its fourth quarter and full-year earnings call today, PepsiCo, Inc. (the “Company”) provided full-year 2009 guidance for both net revenue and core EPS of mid- to high-single-digit growth on a constant currency basis. Please refer to the Company’s press release, dated February 13, 2009, for further information with respect to the Company’s constant currency guidance, including a description of the items excluded from core EPS guidance for 2009.
The Company also clarified that given the macro economic turbulence and volatility in the currency markets, it is not feasible at this time for the Company to provide guidance beyond fiscal year 2009 but did express confidence in its underlying business and reiterated its long-term performance goal of core EPS growth of at least 10 percent.
The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.
Date: February 13, 2009	By:	/s/ Thomas H. Tamoney, Jr.
		Name:	Thomas H. Tamoney, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary